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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Celldex Therapeutics, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated May 7, 2008, with respect to the consolidated financial statements of Celldex Therapeutics, Inc. and Subsidiary, included in the 2009 Annual Report to Shareholders of Celldex Therapeutics, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Metro Park, New Jersey
April 5, 2010

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm